                                                                      EXHIBIT 25




- --------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                                    FORM T-1

              STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__________

                       -------------------------------

                            BANKERS TRUST COMPANY
             (Exact name of trustee as specified in its charter)

    NEW YORK                                                 13-4941247
(Jurisdiction of Incorporation                               (I.R.S. Employer
if not a U.S. national bank)                                 Identification no.)


FOUR ALBANY STREET
NEW YORK, NEW YORK                                           10006
(Address of principal                                        (Zip Code)
executive offices)

                       -------------------------------

                        REGIONS FINANCIAL CORPORATION
             (Exact name of obligor as specified in the charter)


    DELAWARE                                                 63-0589368
(State or other jurisdiction of                              (I.R.S. employer
Incorporation or organization)                               Identification no.)


417 NORTH 20TH STREET
BIRMINGHAM, ALABAMA                                          35203
(Address of principal executive offices)                     (Zip Code)

                       -------------------------------

                               DEBT SECURITIES
                     (Title of the indenture securities)
- --------------------------------------------------------------------------------

ITEM   1.       GENERAL INFORMATION.
                Furnish the following information as to the trustee.

                (a) Name and address of each examining or supervising authority to which it is subject.

                NAME                                            ADDRESS
                ----                                            -------

                Federal Reserve Bank (2nd District)             New York, NY
                Federal Deposit Insurance Corporation           Washington, D.C.
                New York State Banking Department               Albany, NY

                (b) Whether it is authorized to exercise corporate trust powers.

                       Yes.

ITEM   2.       AFFILIATIONS WITH OBLIGOR.

                If the obligor is an affiliate of the Trustee, describe each such affiliation.

                None.

ITEM   3. -15.  NOT APPLICABLE

ITEM  16.       LIST OF EXHIBITS.

                EXHIBIT 1 -   Restated Organization Certificate of Bankers
                              Trust Company dated August 7, 1990 and
                              Certificate of Amendment of the Organization
                              Certificate of Bankers Trust Company dated March
                              21, 1994 -see attached.

                EXHIBIT 2 -   Certificate of Authority to commence business -
                              Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No.
                              33-21047.


                EXHIBIT 3 -   Authorization of the Trustee to exercise
                              corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1
                              Statement, Registration No. 33-21047.

                EXHIBIT 4 -   Existing By-Laws of Bankers Trust Company, dated
                              as amended on September 21, 1993. - Incorporated herein by reference to Exhibit 4 filed with Form
                              T-1 Statement, Registration No. 33-52359.

                EXHIBIT 5 -   Not applicable.

                EXHIBIT 6 -   Consent of Bankers Trust Company required by
                              Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                              Statement, Registration No. 22-18864.

                EXHIBIT 7 -   A copy of the latest report of condition of
                              Bankers Trust Company dated as of March 31, 1994
                              - Attached

                EXHIBIT 8 -   Not Applicable

                EXHIBIT 9 -   Not Applicable

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in
The City of New York, and State of New York, on the 20th            day of
June, 1994.


                                    BANKERS TRUST COMPANY



                                    By:      /s/ Lara Graff
                                             ---------------------------
                                             Lara Graff
                                             Assistant Vice President

                                   SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in
The City of New York, and State of New York, on the 20th            day of
June, 1994.


                                    BANKERS TRUST COMPANY



                                    By:      Lara Graff
                                             ------------------
                                             Lara Graff
                                             Assistant Vice President

         EXHIBIT 1

                               STATE OF NEW YORK

                               Banking Department



                 I, CARMINE M. TENGA, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE, the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated March 21, 1994, providing for an increase in authorized capital stock from, $951,666,670 consisting of 70,166,667 shares with a par value of $10 each designated as Common Stock and 250 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,101,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 250 shares with a par value of $1,000,000 each designated as Series Preferred Stock.





         Witness, my hand and official seal of the Banking Department at the
                                  City of New York, this 28th day of March in the Year of our Lord one thousand nine hundred and ninety-four.



                                         /s/ Carmine M. Tenga
                                     ------------------------------------------
                                              Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                            OF BANKERS TRUST COMPANY

                     Under Section 8005 of the Banking Law


                         ---------------------------


                 We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of BANKERS TRUST COMPANY, do hereby certify:

                  1.      The name of the corporation is Bankers Trust Company.

                  2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th day of March, 1903.

                  3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

                  4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of shares and the capital stock outstanding, which reads as follows:

                          "III.  Capital Stock:  The amount of capital stock
                 which the corporation is hereafter to have is Nine Hundred Fifty-One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($951,666,670), divided into Seventy Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (70,166,667) shares with a par value of $10 each designated as Common Stock and 250 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         is hereby amended to read as follows:

                          "III.  The amount of capital stock which the
                 corporation is hereafter to have is One Billion, One Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,101,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 250 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

                  5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all ourstanding shares entitled to vote thereon.

                 IN WITNESS WHEREOF, we have made and subscribed this certificate this 21st day of March, 1994.





                                                  /s/ James T. Byrne, Jr.
                                                  -----------------------
                                                  James T. Byrne, Jr.
                                                  Managing Director



                                                  Lea Lahtinen
                                                  -----------------------
                                                  Lea Lahtinen
                                                  Assistant Secretary

         State of New York                 )
                                           )       ss.:
         County of New York                )


                 Lea Lahtinen, being duly sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements therein contained are true.




                                                  /s/ Lea Lahtinen
                                                  -----------------------
                                                  Lea Lahtinen




         Sworn to before me this 21st
         day of March, 1994.



             /s/ Sandra L. West
         ----------------------------
             Notary Public

Legal Title of Bank:      Bankers Trust Company                     Call Date:     3/31/94    ST-BK:  36-4840          FFIEC 031
Address:                  130 Liberty Street                                                                           Page RC-1
City, State    ZIP:       New York, NY  10006
FDIC Certificate No.:     | 0 | 0 | 6 | 2 | 3


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks March 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                        -----------
                                                                                                                           C400
                                                                                                    -------------------------------
                                                                    Dollar Amounts in Thousands              RCFD    Bil Mil Thou
- -----------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                              / / / / / / / / / / / / / / / / / /
  1.    Cash and balances due from depository institutions
        (from Schedule RC-A):                                                       / / / / / / / / / / / / / / / / / /
        a.   Noninterest-bearing balances and currency and
                 coin(1)...............................................              0081                    1,764,000        1.a.
        b.   Interest-bearing balances(2)..............................              0071                    1,588,000        1.b.
  2.    Securities:                                                                 / / / / / / / / / / / / / / / / / / / /
        a.   Held-to-maturity securities (from Schedule RC-B,
                 column A).............................................              1754                            0        2.a.
        b.   Available-for-sale securities (from Schedule RC-B,
                 column D).............................................              1773                    3,677,000        2.b.
  3.    Federal funds sold and securities purchased under agreements to             / / / / / / / / / / / / / / / / / / / /
        resell in domestic offices of the bank and of its Edge and                  / / / / / / / / / / / / / / / / / / / /
        Agreement subsidiaries, and in IBFs:                                        / / / / / / / / / / / / / / / / / / / /
        a.   Federal funds sold........................................              0276                    2,153,000        3.a.
        b.   Securities purchased under agreements to resell...........              0277                      979,000        3.b.
  4.   Loans and lease financing receivables:                                       / / / / / / / / / / / / / / / / / / / /
        a.   Loans and leases, net of unearned income (from                         / / / / / / / / / / / / / / / / / / / /
                 Schedule RC-C).....................   RCFD 2122    17,386,000      / / / / / / / / / / / / / / / / / / / /   4.a.
        b.   LESS:   Allowance for loan and lease
                 losses.............................   RCFD 3123     1,269,000      / / / / / / / / / / / / / / / / / / / /   4.b.
        c.   LESS:   Allocated transfer risk reserve...RCFD 3128             0      / / / / / / / / / / / / / / / / / / / /   4.c.
        d.   Loans and leases, net of unearned income,                              / / / / / / / / / / / / / / / / / / / /
             allowance, and reserve (item 4.a minus 4.b and 4.c) .............       2125                   16,117,000        4.d.
  5.   Assets held in trading accounts .......................................       3545                   35,036,000        5.
  6.   Premises and fixed assets (including capitalized leases) ..............       2145                      704,000        6.
  7.   Other real estate owned (from Schedule RC-M) ..........................       2150                      248,000        7.
  8.   Investments in unconsolidated subsidiaries and associated companies
       (from Schedule RC-M)                                                          2130                      188,000        8.
  9.   Customers' liability to this bank on acceptances outstanding ..........       2155                      436,000        9.
 10.   Intangible assets (from Schedule RC-M) .................................      2143                       10,000       10.
 11.   Other assets (from Schedule RC-F) ......................................      2160                   10,462,000       11.
 12.   Total assets (sum of items 1 through 11) ...............................      2170                   73,362,000       12.




__________________________
(1)      Includes cash items in process of collection and unposted debits.
(2)      Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:      Bankers Trust Company                     Call Date:     3/31/94    ST-BK:    36-4840          FFIEC 031
Address:                  130 Liberty Street                                                                             Page RC-2
City, State      Zip:     New York, NY  10006
FDIC Certificate No.:     / 0 /  0 /  6 /  2 /  3

Schedule RC--Continued

                                                                                                -----------------------------------
                                                          Dollar Amounts in Thousands           / / / / / / / /        Bil Mil Thou
- ------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                / / / / / / / / / / / / / / / / / /
13.  Deposits:                                                            / / / / / / / / / / / / / / / / / /
     a.  In domestic offices (sum of totals of columns A and C from
         Schedule RC-E, part I)                                            RCON 2200               8,815,000               13.a.
         (1)  Noninterest-bearing(1) ........RCON 6631    3,691,000....    / / / / / / / / / / / / / / / / /               13.a.(1)
         (2)  Interest-bearing ..............RCON 6636    5,124,000....   / / / / / / / / / / / / / / / / /                13.a.(2)
     b.   In foreign offices, Edge and Agreement subsidiaries, and
          IBFs (from Schedule RC-E part II) ...........................    RCFN 2200              11,770,000               13.b.
         (1)  Noninterest-bearing .......... RCFN 6631      570,000      / / / / / / / / / / / / / / / / / /               13.b.(1)
         (2)  Interest-bearing ............. RCFN 6636   11,200,000     / / / / / / / / / / / / / / / / / /                13.b.(2)
14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
     Agreement subsidiaries, and in IBFs:                               / / / / / / / / / / / / / / / / / /
     a.  Federal funds purchased ......................................    RCFD 0278               4,755,000               14.a.
     b.  Securities sold under agreements to repurchase ...............    RCFD 0279                 121,000               14.b.
15.  a.  Demand notes issued to the U.S. Treasury .....................    RCON 2840                       0               15.a.
     b.  Trading liabilities ..........................................    RCFD 3548              19,956,000               15.b.
16.  Other borrowed money:                                              / / / / / / / / / / / / / / / / / /
     a.  With original maturity of one year or less ...................    RCFD 2332              11,599,000               16.a.
     b.  With original maturity of more than one year .................    RCFD 2333               1,341,000               16.b.
17.  Mortgage indebtedness and obligations under capitalized leases ...    RCFD 2910                   9,000               17.
18.  Bank's liability on acceptances executed and outstanding .........    RCFD 2920                 436,000               18.
19.  Subordinated notes and debentures ................................    RCFD 3200               1,279,000               19.
20.  Other liabilities (from Schedule RC-G) ...........................    RCFD 2930               9,107,000               20.
21.  Total liabilities (sum of items 13 through 20) ...................    RCFD 2948              69,188,000               21.
                                                                        / / / / / / / / / / / / / / / / / /
22.  Limited-life preferred stock and related surplus .................    RCFD 3282                       0               22.
EQUITY CAPITAL                                                          / / / / / / / / / / / / / / / / / /
23.  Perpetual preferred stock and related surplus ....................    RCFD 3838                 250,000               23.
24.  Common stock .....................................................    RCFD 3230                 852,000               24.
25.  Surplus (exclude all surplus related to preferred stock) .........    RCFD 3839                 498,000               25.
26.  a.  Undivided profits and capital reserves........................    RCFD 3632               2,859,000               26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale
         securities ...................................................    RCFD 8434                  39,000               26.b.
27.  Cumulative foreign currency translation adjustments ..............    RCFD 3284                (324,000)              27.
28.  Total equity capital (sum of items 23 through 27) ................    RCFD 3210               4,174,000               28.
29.  Total liabilities, limited-life preferred stock, and equity        / / / / / / / / / / / / / / / / / /
     capital (sum of items 21, 22, and 28).............................    RCFD 3300              73,362,000               29.


Memorandum
To be reported only with the March Report of Condition.
   1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
         performed for the bank by independent external                                                              Number
         auditors as of any date during 1993......................................................            RCFD 6724    2  M.1

1    =   Independent audit of the bank conducted in accordance               4    =  Directors' examination of the bank performed by
         with generally accepted auditing standards by a certified                   other external auditors (may be required by
         public accounting firm which submits a report on the bank                   state chartering authority)
2    =   Independent audit of the bank's parent holding company              5    =  Review of the bank's financial statements by
         conducted in accordance with generally accepted auditing                    auditors
         standards by a certified public accounting firm which               6    =  Compilation of the bank's financial statements
         submits a report on the consolidated holding company                        by external auditors
         (but not on the bank separately)                                    7    =  Other audit procedures (excluding tax
3    =   Directors' examination of the bank conducted in                             preparation work)
         accordance with generally accepted auditing standards               8    =  No external audit work
         by a certified public accounting firm (may be required by
         state chartering authority)


____________________________
(1) Including total demand deposits and noninterest-bearing time and savings deposits.